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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 3 to Registration Statement No. 333-83443 of Netcentives Inc. on Form S-1 of our report dated July 14, 1999 relating to Netcentives Inc. and of our report dated March 12, 1999 relating to Panttaja Consulting Group, Inc., appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
San Jose, California

September 23, 1999